UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2013

Date of Report: (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On August 29, 2013, the Company held its 2013 Annual Meeting of the Stockholders (the “Annual Meeting”).  The Stockholders re-elected the Board of Directors and approved the proposals listed below.  The final results for the votes regarding each item or proposal are set forth below.  The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on July 19, 2013.

1.             To elect five directors among the nominees named in the proxy statement.

Name	Votes For	Votes Withheld	Broker Non-Votes
Brent D. Bailey	2,798,718	10,854	1,804,936
Ralph K. Carlton	2,767,592	41,980	1,804,936
Gerald R. Cysewski	2,776,963	32,609	1,804,936
Michael A. Davis	2,796,975	12,597	1,804,936
Walter B. Menzel	2,765,836	43,736	1,804,936

2.             To approve, on an advisory basis, the compensation of our Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,762,480	40,411	6,681	1,804,936

3.             To approve, on an advisory basis, the Company’s proposal for a three year vote on the frequency of future advisory votes on the compensation of our Named Executive Officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
624,754	213,774	1,960,363	10,681	1,804,936

4.             To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,565,615	14,758	34,135	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: September 4, 2013	/s/ Jole Deal
	By:	Jole Deal
Vice President — Finance and
Administration, Chief Financial
Officer, Treasurer and Secretary